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                                                                   EXHIBIT 4.23


                                                                EXECUTION COPY















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                               WALBRO CORPORATION

                          PURCHASE MONEY LOAN AGREEMENT

                           DATED AS OF AUGUST 27, 1997

                             COMERICA BANK, AS AGENT

                            HARRIS BANK, AS CO-AGENT

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                        TABLE OF CONTENTS

                                                          PAGE(S)


     1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .1

     2.   PURCHASE MONEY LOANS . . . . . . . . . . . . . . . . .7
     2.1  Commitment . . . . . . . . . . . . . . . . . . . . . .7
     2.2  Maturity and Repayment; Accrual of Interest. . . . . .9
     2.3  Call Option. . . . . . . . . . . . . . . . . . . . . .9
     2.4  Prime-based Interest Payments. . . . . . . . . . . . .9
     2.5  Eurocurrency-based Interest Payments.. . . . . . . . 10
     2.6  Interest Payments on Conversions.. . . . . . . . . . 10
     2.7  Interest on Default. . . . . . . . . . . . . . . . . 10
     2.8A Initial Requests for Funding Purchase Money Loans. . 10 2.8B Purchase Money Loan Rate Requests; Refundings and
          Conversions of Advances  . . . . . . . . . . . . . . 11
     2.8C Purchase Money Loan Certifications.. . . . . . . . . 13
     2.8D Failure to Refund or Convert . . . . . . . . . . . . 13
     2.9  Disbursement of Advances.. . . . . . . . . . . . . . 14
     2.10 No Prepayment or Reduction of Commitment by Company. 15
     2.11 Termination or Reduction of Commitment by Banks. . . 16
     2.12 Purpose. . . . . . . . . . . . . . . . . . . . . . . 16

     3.   CONDITIONS.. . . . . . . . . . . . . . . . . . . . . 16
     3.1  Execution of Purchase Money Notes, this Agreement
          and the other Purchase Money Loan Documents  . . . . 16
     3.2  Corporate Authority. . . . . . . . . . . . . . . . . 16
     3.3  Perfection of Liens Under Purchase Money Collateral
          Documents. . . . . . . . . . . . . . . . . . . . . . 16
     3.4  Representations and Warranties.. . . . . . . . . . . 17
     3.5  Compliance with Certain Documents and Agreements.. . 17
     3.6  Opinion of Counsel.. . . . . . . . . . . . . . . . . 17
     3.7  Company's Certificate. . . . . . . . . . . . . . . . 17
     3.8  Payment of Agent's and Other Fees. . . . . . . . . . 17
     3.9  Other Documents and Instruments. . . . . . . . . . . 17
     3.10 Continuing Conditions. . . . . . . . . . . . . . . . 17

     4.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 18

     5.   INCORPORATION OF COVENANTS OF REVOLVING CREDIT
AGREEMENT; ADDITIONAL COVENANTS. . . . . . . . . . . . . . . . 18
     5.1  Incorporation of Covenants in Credit Agreement . . . 18
     5.2  Required Appraisals; and Reductions of Purchase Money
          Indebtedness . . . . . . . . . . . . . . . . . . . . 19




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     5.3  Additional Reporting and Indemnification . . . . . . 19
     5.4  Joinder of Future Significant Domestic Subsidiaries. 19
     5.5  Disposition of Collateral. . . . . . . . . . . . . . 20

     6.   DEFAULTS . . . . . . . . . . . . . . . . . . . . . . 20
     6.1  Events of Default. . . . . . . . . . . . . . . . . . 20
     6.2  Exercise of Remedies.. . . . . . . . . . . . . . . . 21
     6.3  Rights Cumulative. . . . . . . . . . . . . . . . . . 21
     6.4  Waiver by Company and the Designated Borrowers of
Certain Laws; WAIVER OF JURY TRIAL . . . . . . . . . . . . . . 21
     6.5  Waiver of Defaults.. . . . . . . . . . . . . . . . . 22

     7.   PAYMENTS, RECOVERIES AND COLLECTIONS; MARGIN
ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     7.1  Payment Procedure. . . . . . . . . . . . . . . . . . 22
     7.2  Pro-rata Recovery. . . . . . . . . . . . . . . . . . 23
     7.3  Setoff . . . . . . . . . . . . . . . . . . . . . . . 23
     7.4  Margin Adjustments.. . . . . . . . . . . . . . . . . 23

     8.   CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.. . 24
     8.1  Reimbursement of Prepayment Costs. . . . . . . . . . 24
     8.2  Eurocurrency Lending Office. . . . . . . . . . . . . 25
     8.3  Circumstances Affecting Eurocurrency-based Rate. . . 25
     8.4  Laws Affecting Eurocurrency-based Availability.. . . 25
     8.5  Increased Cost of Eurocurrency-based Advances. . . . 26
     8.6  Indemnity. . . . . . . . . . . . . . . . . . . . . . 27
     8.7  Other Increased Costs. . . . . . . . . . . . . . . . 27

     9.   AGENT. . . . . . . . . . . . . . . . . . . . . . . . 28
     9.1  Appointment of Agent . . . . . . . . . . . . . . . . 28
     9.2  Deposit Account with Agent.. . . . . . . . . . . . . 28
     9.3  Exculpatory Provisions.. . . . . . . . . . . . . . . 28
     9.4  Successor Agents.. . . . . . . . . . . . . . . . . . 29
     9.5  Loans by Agent.. . . . . . . . . . . . . . . . . . . 29
     9.6  Credit Decisions.. . . . . . . . . . . . . . . . . . 29
     9.7  Notices by Agent.. . . . . . . . . . . . . . . . . . 30
     9.8  Nature of Agency.. . . . . . . . . . . . . . . . . . 30
     9.9  Actions; Confirmation of Agent's Authority to Act in
          Event of Default . . . . . . . . . . . . . . . . . . 30
     9.10 Authority of Agent to Enforce Purchase Money Notes
          and This Agreement . . . . . . . . . . . . . . . . . 30
     9.11 Indemnification. . . . . . . . . . . . . . . . . . . 31
     9.12 Knowledge of Default.. . . . . . . . . . . . . . . . 31
     9.13 Agent's Authorization; Action by Banks.. . . . . . . 31
     9.14 Enforcement Actions by the Agent.. . . . . . . . . . 31
     9.15 Co-Agent.. . . . . . . . . . . . . . . . . . . . . . 32





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     10.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 32
     10.1  Accounting Principles. . . . . . . . . . . . . . . . 32
     10.2  Consent to Jurisdiction. . . . . . . . . . . . . . . 32
     10.3  Law of Michigan. . . . . . . . . . . . . . . . . . . 33
     10.4  Interest.. . . . . . . . . . . . . . . . . . . . . . 33
     10.5  Closing Costs; Other Costs.. . . . . . . . . . . . . 33
     10.6  Notices. . . . . . . . . . . . . . . . . . . . . . . 34
     10.7  Further Action.. . . . . . . . . . . . . . . . . . . 34
     10.8  Successors and Assigns; Assignments and
           Participations . . . . . . . . . . . . . . . . . . . 34
     10.9  Indulgence.. . . . . . . . . . . . . . . . . . . . . 37
     10.10 Counterparts . . . . . . . . . . . . . . . . . . . . 37
     10.11 Amendment and Waiver . . . . . . . . . . . . . . . . 37
     10.12 Taxes and Fees . . . . . . . . . . . . . . . . . . . 38
     10.13 Confidentiality .. . . . . . . . . . . . . . . . . . 38
     10.14 Withholding Taxes .. . . . . . . . . . . . . . . . . 39
     10.15 Effective Upon Execution . . . . . . . . . . . . . . 39
     10.16 Severability . . . . . . . . . . . . . . . . . . . . 39
     10.17 Table of Contents and Headings . . . . . . . . . . . 40
     10.18 Construction of Certain Provisions . . . . . . . . . 40
     10.19 Independence of Covenants .. . . . . . . . . . . . . 40
     10.20 Reliance on and Survival of Various Provisions . . . 40
     10.21 Complete Agreement; Amendment and Restatement .. . . 40










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                       List of Schedules and Exhibits:


Schedule 2.1(a)          Purchase Money Loans on Effective Date

Schedule 2.1(b)          Description of Fixed Assets funded on Effective Date

Exhibit A                Form of Purchase Money Loan Initial Request

Exhibit B-1              Form of Purchase Money Note (Company)

Exhibit B-2              Form of Purchase Money Note (Designated Borrower)

Exhibit C                Percentages

Exhibit D                Form of Purchase Money Rate Request

Exhibit E                Form of Call Option Notice








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                        PURCHASE MONEY LOAN AGREEMENT


     THIS PURCHASE MONEY LOAN AGREEMENT ("Agreement") is made as of the 27th day of August, 1997, by and among the Banks signatory hereto (individually, "Bank", and collectively "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and Walbro Corporation, a Delaware corporation ("Company").

     RECITALS:

     A. Company has requested that the Banks extend to it and to the Designated Borrowers (as defined below), credit to fund purchases of machinery, equipment, fixtures and other fixed assets on the terms and conditions set forth herein, and to make other credit accommodations as set forth in the Third Amendment to Revolving Credit Agreement (as defined below).

     B. The Banks are prepared to extend such credit, as aforesaid, but only upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, COMPANY, AGENT AND THE BANKS AGREE:

     1.   DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Designated Borrower, and made by Banks under Section 2.1 of this Agreement, as the case may be, and shall include, as applicable, a Eurocurrency-based Advance and a Prime-based Advance.

     "Advance Rate" shall mean seventy percent (70%).

     "Agent" shall mean Comerica Bank, a Michigan banking corporation, or any successor appointed in accordance with Section 9.4 hereof.

     "Agent's Correspondent" shall mean such bank or banks as Agent may from time to time designate by written notice to Company, the Designated Borrowers and the Banks as its correspondent for Advances in eurodollars.

     "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

     "Applicable Interest Rate" shall mean the Eurocurrency-based Rate or the Prime-based Rate, as selected by Company or a Designated Borrower from time to time, subject to the terms and conditions of this Agreement.







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     "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined (based on the Funded Debt Ratio established under the Revolving Credit Agreement) by reference to the column titled "Applicable Margin for Advances of the Revolving Credit and Swing Line Advances" in the Pricing Matrix attached to the Revolving Credit Agreement as
Schedule 5.1.

     "Assignment Agreement" shall have the meaning set forth in Section 10.8(d) hereof.

     "Banks" shall mean Comerica Bank, any other Banks signatory hereto, and any assignee which becomes a Bank pursuant to Section 10.8(d) hereof.

     "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London (except with respect to any Prime-based Advances), and New York.

     "Call Option" and "Call Option Notice" shall have the respective meanings set forth in Section 2.3 hereof.

     "Co-Agent" shall mean Harris Bank, in its capacity as Co-Agent hereunder.

     "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the Purchase Money Collateral Documents, or otherwise.

     "Company" is defined in the Preamble.

     "Covered Transaction" shall mean the purchase of any machinery, equipment or fixtures (in a single transaction or series of transactions) with an aggregate purchase price, net of shipping, installation and similar charges, and excluding any capitalized interest or finance cost or charges, of Five Hundred Thousand Dollars ($500,000) or more.

     "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "Designated Borrower(s)" shall mean each of the Company's Significant Domestic Subsidiaries which issues a Purchase Money Note under Section 2.1(e) hereof.

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance.

     "Effective Date" shall mean the date on which all conditions precedent set forth in Sections 3.1 through 3.9 hereof have been satisfied or waived.






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     "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

     "Eurocurrency-based Rate" shall mean a per annum interest rate which is the Applicable Margin (subject in each case to adjustment under Section 7.5 hereof) above the quotient of:

            (i) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

            (ii) a percentage equal to 100% minus the maximum rate on such date at which Agent or any of the Reference Banks is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

     "Eurocurrency-Interest Period" shall mean an Interest Period of one month, two months or three months (or any lesser number of days agreed to in advance by Company or a Designated Borrower, Agent and the Banks), as selected by Company or a Designated Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.8B hereof.

     "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company, the Designated Borrowers and the Banks and
(b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

     "Event of Default" shall mean each of the Events of Default specified in
Section 6.1 hereof and each of the Events of Default under the Revolving Credit Agreement.

     "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such


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day is not a Business Day, for the next preceding Business Day) by the Federal
Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

     "Guarantor(s)" shall mean the Company (in its capacity as a guarantor under the Purchase Money Guaranty) and each Significant Domestic Subsidiary of the Company and each Person otherwise becoming a Significant Domestic Subsidiary of the Company subsequent to the date hereof or otherwise entering into the Purchase Money Guaranty (by joinder agreement or otherwise) from time to time.

     "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

     "Interest Period" shall mean a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.8B hereof, provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and

            (b) no Interest Period shall extend beyond the maturity date set forth in the Purchase Money Note to which such Interest Period is to apply.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Joinder Agreement" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Purchase Money Guaranty (Exhibit E to this Agreement), to be executed and delivered, pursuant to Section 5.4 hereof, by any Domestic Subsidiary which becomes a Significant Domestic Subsidiary subsequent to the date hereof.

     "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Purchase Money Indebtedness then outstanding under the Purchase Money Notes, or, if no Purchase Money Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

     "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit C hereto, of the Purchase Money Indebtedness, as such Exhibit may be revised from time to time by Agent in accordance with Section 10.8(d) hereof.




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     "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" shall mean that rate of interest which is the greater of
(i) the Prime Rate or (ii) the Alternate Base Rate.

     "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

     "Purchase Money Collateral Documents" shall mean the Purchase Money Guaranty, the Purchase Money Security Agreement and all of the other acknowledgments, certificates, financing statements, instruments and other security documents executed by the Company or any of the Designated Borrowers or other Significant Subsidiaries and delivered to the Agent as of the date hereof or from time to time subsequent hereto in connection with such guaranty or such security agreement or this Agreement, as such collateral documents may be amended, restated, supplemented or replaced from time to time.

     "Purchase Money Guaranty" shall mean that certain guaranty of all of the Purchase Money Indebtedness outstanding hereunder, executed and delivered by the Company, the Designated Borrowers and the other Significant Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as Exhibit A to the form of such guaranty) to the Agent, on behalf of the Banks as of the date of this Agreement, as amended, restated, supplemented or replaced from time to time.

     "Purchase Money Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Designated Borrowers to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the other Purchase Money Loan Documents, whether evidenced by the Purchase Money Notes, the Purchase Money Guaranty, or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company or any of the Designated Borrowers to, or acquired by, the Banks or by Agent in connection with transactions contemplated by the Purchase Money Loan Documents, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

     "Purchase Money Loan(s)" shall mean the purchase money loan(s) to be advanced by the Banks to the Company or any of the Designated Borrowers pursuant to Section 2.1 hereof for the purchase of any machinery, equipment, fixtures or other fixed assets, in an aggregate amount (based on the original principal amount thereof) not to exceed the Purchase Money Loan Aggregate






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Commitment, and "Purchase Money Loan" shall mean each or any of the Purchase
Money Loans funded pursuant thereto, as applicable.

     "Purchase Money Loan Aggregate Commitment" shall mean Twenty-Five Million Dollars ($25,000,000), subject to termination in whole (but not in part) pursuant to Section 2.11(a) hereof.

     "Purchase Money Loan Documents" shall mean this Agreement, the Purchase Money Notes, the Purchase Money Collateral Documents and other documents, instruments or agreements executed pursuant thereto, as amended, reviewed, supplemented or replaced from time to time.

     "Purchase Money Loan Initial Request" shall mean a request for the initial funding of a Purchase Money Loan submitted by the Company or the applicable Designated Borrower to the Agent under Section 2.8A of this Agreement in the form annexed hereto as Exhibit A.

     "Purchase Money Loan Maturity Date" shall mean the Revolving Credit Maturity Date in effect from time to time under the Revolving Credit Agreement, subject, in the case of any Purchase Money Loans covered thereby, to the exercise of a Call Option pursuant to Section 2.3 hereof.

     "Purchase Money Loan Rate Request" shall mean a request for the refunding or conversion of any Advance of a Purchase Money Loan or Loans, submitted by Company or the applicable Designated Borrower under Section 2.8B of this Agreement in the form annexed hereto as Exhibit D.

     "Purchase Money Loan Request" shall mean a Purchase Money Loan Initial Request or a Purchase Money Loan Rate Request, or both such requests, as the context may indicate.

     "Purchase Money Notes" shall mean the promissory notes described in Section
2.1 hereof, made or to be made by Company or the Designated Borrowers to each of the Banks in the form annexed to this Agreement as Exhibit B-1 or B-2, as the case may be, as such Purchase Money Notes may be amended, renewed, replaced or extended from time to time.

     "Purchase Money Security Agreement" shall mean that certain security agreement executed and delivered by Company and the Designated Borrowers to the Agent as of the date of this Agreement or, by execution and delivery of a joinder agreement in the form attached thereto, from time to time subsequent to the date of this Agreement, encumbering the specific machinery, equipment, fixtures or other fixed assets of such debtors acquired or refinanced (subject to the terms hereof) with the proceeds of a Purchase Money Loan (all as and to the extent set forth herein), as security for the applicable Purchase Money Loan, as the same may be amended, restated, supplemented or replaced from time to time.

     "Purchase Price" shall mean the aggregate purchase price paid for any machinery, equipment fixtures or other fixed assets in a Covered Transaction, as evidenced by invoice or purchase order, net of any discounts and shipping, installation and similar charges, and excluding any capitalized interest or finance cost or charges.




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

     "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company and the Permitted Borrowers (as such term is defined in the Revolving Credit Agreement) by the Banks pursuant to Section 2 of the Revolving Credit Agreement.

     "Revolving Credit Agreement" shall mean that certain Amended and Restated Walbro Corporation $135,000,000 Credit Agreement dated as of September 22, 1995, as amended by First Amendment dated as of March 8, 1996, Second Amendment dated as of March 17, 1997 and Third Amendment and Waiver dated as of August 14, 1997 ("Third Amendment"), as amended, modified, restated, or supplemented according to the terms thereof from time to time.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Revolving Credit Agreement.

     2.     PURCHASE MONEY LOANS

     2.1 Commitment. (a) At least twenty (20) days but no more than sixty(60) days prior to the purchase by Company or any of its Significant Domestic Subsidiaries of any machinery, equipment, fixtures or other fixed assets in a Covered Transaction, Company or such Significant Domestic Subsidiary (which Significant Domestic Subsidiary shall have become a Designated Borrower pursuant to Section 2.1(e) hereof) shall deliver a Purchase Money Loan Initial Request (as set forth in Section 2.8(C) hereof), as notice to Agent of its intent to make such purchase. The Agent shall distribute such Purchase Money Loan Initial Request to the Banks, promptly upon receipt thereof from Company.

     (b)    So long as this Agreement remains in effect:

            (i) Prior to each such purchase, Company or the applicable Designated Borrower shall request the funding of a Purchase Money Loan hereunder for each item (or group of items) of machinery, equipment, fixtures or other fixed assets to be purchased in a Covered Transaction in an amount equal to the product of the Purchase Price of such machinery, equipment, fixtures or other fixed assets times the Advance Rate and, if funded by the Banks, Company or the applicable Designated Borrower shall accept such Purchase Money Loan; and

            (ii) Unless Agent has received written objections to the funding of a specific Purchase Money Loan from Banks whose Percentages aggregate not less than thirty four percent (34%) within ten (10) days of Agent's notification to Banks under Section 2.1(a) hereof, each of the Banks agrees (severally and for itself alone) from and after the date hereof to (but not including) the Purchase Money Loan Maturity Date then in effect hereunder, but subject to the terms and conditions of this Agreement, to advance to the Company or to the applicable Designated Borrower which will own such machinery, equipment, fixtures or other fixed assets in a single Advance for each such



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

                    Purchase Money Loan in Dollars, sums not to exceed in the aggregate for each such Bank, an amount equal to such Bank's respective Percentage of such Purchase Money Loan to be funded pursuant to this Section 2.1; provided, however, that the aggregate principal balance of Purchase Money Loans from time to time outstanding shall not exceed the Purchase Money Loan Aggregate Commitment then in effect. Upon the Purchase Money Loan Maturity Date, the Banks' respective commitments to make additional Purchase Money Loans hereunder shall expire and be of no further force and effect.

     (c) Unless Company or the applicable Designated Borrower has failed to satisfy the other terms and conditions for borrowings hereunder, if any Purchase Money Loan requested by Company or a Designated Borrower hereunder is not funded by the Banks as a result of the receipt by Agent of objections from the Banks pursuant to Section 2.1(b)(ii) hereof, Company or the applicable Designated Borrower may purchase the machinery, equipment, fixtures or other fixed asset which was the subject of such loan request without a borrowing under this Agreement and without the grant of any security interest or lien hereunder.

     (d) Concurrently with the Effective Date of this Agreement, but subject to the terms and conditions hereof, the Banks shall (i) fund those Purchase Money Loans identified on Schedule 2.1 hereto (the amount, the applicable borrower and the specific Collateral for each such Purchase Money Loan being identified on such exhibit) and (ii) waive the notice requirement and minimum loan and transaction amounts set forth in Section 2.1(a) hereof with respect to the particular machinery, equipment, fixtures or other fixed assets identified on
Schedule 2.1 attached hereto.

     (e) Each of the Purchase Money Loans funded under this Section 2.1 shall be evidenced by Purchase Money Notes to be executed and delivered to each of the Banks by Company and those of its Significant Domestic Subsidiaries which purchase machinery, equipment, fixtures or other fixed assets with Purchase Money Loans hereunder, substantially in the form attached hereto as Exhibit B-1 or B-2, as applicable, with appropriate insertions acceptable to Agent and the Banks in form and substance, and in the face amount of each Bank's Percentage of the Purchase Money Loan Aggregate Commitment to be funded by the Banks hereunder. Each such Purchase Money Loan shall be secured by (and only by) the specific machinery, equipment, fixtures or other fixed assets upon which such loan was based (and the proceeds thereof), as identified in the applicable Purchase Money Loan Initial Request delivered to Agent and the Banks pursuant to
Section 2.8A hereof.

     A Significant Domestic Subsidiary shall not be entitled to request a Purchase Money Loan as a Designated Borrower hereunder until it has executed and delivered to the Banks, as aforesaid, a Purchase Money Note and has become a party to the Purchase Money Guaranty and the Purchase Money Security Agreement accompanied in each case by authority documents, legal opinions and other supporting documents as required under Section 3 hereof.

     (f) Principal reductions of the Purchase Money Loans received by the Banks in accordance with this Agreement shall, subject to the terms hereof, be available for readvance and reborrowing hereunder.

     (g) So long as any sums are available for borrowing hereunder, neither the Company nor any of its Significant Domestic Subsidiaries shall purchase any machinery, equipment, fixtures or other fixed assets in a Covered Transaction, except in compliance with this Section 2.1.

     2.2 Maturity and Repayment; Accrual of Interest. The Purchase Money Loans, and all principal and interest outstanding thereunder, shall mature (unless required to be paid prior thereto, whether pursuant to the exercise of any Call Option or as required under Section 5.2 hereof, by acceleration or otherwise) and become due and payable in full on the Purchase Money Loan Maturity Date, and each Advance of Purchase Money Indebtedness evidenced by the Purchase Money Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be rebuttably presumptive evidence thereof, absent demonstrable error; provided, however, that any failure by the Agent to record any such information shall not relieve the Company or the applicable Designated Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Purchase Money Loan Documents.

     2.3 Call Option. The Purchase Money Loans shall be subject to the right of the Majority Banks to exercise a call option ("Call Option") under which all or any portion of the principal balance of the Purchase Money Indebtedness then outstanding (as specified in such notice) shall become due and payable within thirty (30) days following the receipt by the Company of a Call Option Notice in the form of Exhibit E attached hereto, such notice to be given by Agent, at the direction or with the concurrence of the Majority Banks to Company and the Designated Borrowers. All sums received for application against the Purchase Money Indebtedness in connection with the exercise of a Call Option hereunder shall be applied to such of the Purchase Money Loans then outstanding as the Majority Banks shall specify in the applicable Call Option Notice, and otherwise in such order and manner as the Majority Banks shall elect; provided that if no Default or Event of Default has occurred and is continuing, such sums will be held by Agent in a cash collateral account, for application against such outstanding Purchase Money Loans on the last day of the applicable Interest Periods, but only to the extent necessary to avoid the imposition of breakage costs or charges hereunder. It is acknowledged and agreed that, subject to the terms thereof, Advances under the Revolving Credit Agreement may be used to repay Purchase Money Indebtedness required to be repaid hereunder.

     2.4 Prime-based Interest Payments. Interest on the unpaid balance of each Purchase Money Loan which is funded or carried as a Prime-based Advance from time to time shall accrue from the date of such Advance to the Purchase Money Loan Maturity Date (or until refunded, converted or paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter immediately following the calendar quarter in which the Advance under the applicable Purchase Money Loan is made, and continuing on the first day of each calendar quarter thereafter until the Purchase Money Loan Maturity Date. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     2.5 Eurocurrency-based Interest Payments. Interest on the unpaid balance of each Purchase Money Loan which is funded or carried as a Eurocurrency-based Advance from time to time shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

     2.6 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Advance of the Purchase Money Loan converted pursuant to Section 2.8B hereof shall be due and payable in full on the date such Advance of the Purchase Money Loan is converted.

     2.7 Interest on Default. In the event and so long as any Event of Default shall exist under any Purchase Money Note or under this Agreement, interest shall be payable daily on all Advances evidenced by the Purchase Money Notes from time to time outstanding at a per annum rate equal to the Applicable Interest Rate, plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other times at the Prime-based Rate, plus two percent (2%).

     2.8A Initial Requests for Funding Purchase Money Loans. Company or the applicable Designated Borrower may request the funding of a Purchase Money Loan only upon delivery to the Agent of a Purchase Money Loan Initial Request executed by an authorized officer of Company or the applicable Designated Borrower (with the countersignature of the Company) in accordance with Section 2.1(a) hereof, subject to the following conditions:

     (a) Each such Purchase Money Loan Initial Request shall set forth the information required on such form including without limitation:

                   (i) whether the borrower will be the Company or an applicable Significant Domestic Subsidiary;

                   (ii) the Purchase Price for the item or group of items to be purchased and a certification that the fair market value of the applicable machinery, equipment, fixtures or other fixed assets will equal or exceed the Purchase Price at the time of funding, and the supporting and other information required under Section 2.1 hereof;

                   (iii) the principal amount of the Purchase Money Loan
                         requested to be funded, which amount shall not be less than Three Hundred and Fifty Thousand Dollars ($350,000) and the proposed date that the applicable Purchase Money Loan is to be funded (which must be a Business Day); and

                   (iv) the particular machinery, equipment or fixtures or other fixed assets to be purchased or refunded with the proceeds of the Purchase Money Loan, including serial number and other descriptive information (and the real estate description, ownership information and titlework pertinent to any property location to which an item or group of items is to become, or may become, affixed to such real estate) sufficient for perfection of the security interest and lien to be granted to the Banks under the Purchase Money Security Agreement (and as determined by the Majority Banks in their reasonable discretion);

and shall be accompanied by appropriate financing statements, financing statement amendments and/or other documents or instruments required for the perfection of the security interests and liens to be granted to the Banks pursuant to the Purchase Money Security Agreement and any Purchase Money Loan Initial Requests delivered in connection therewith (as reasonably required by Agent and the Majority Banks);

     (b) The principal amount of the Purchase Money Loan requested to be funded, determined as of the date of funding such loan, plus the principal amount of all other Purchase Money Loans than outstanding hereunder shall not exceed the then applicable Purchase Money Loan Aggregate Commitment; and

     (c) In connection with the funding of each Purchase Money Loan hereunder, Company or the applicable Designated Borrower shall deliver to the Agent, no later than 12:00 noon (Detroit time) three Business Days prior to the proposed date of Advance, a Purchase Money Loan Rate Request in accordance with Section 2.8B hereof, except in the case of a Prime-based Advance, for which the Purchase Money Loan Rate Request shall be delivered by 11:00 a.m. (Detroit time) on the proposed date of Advance.

     2.8B Purchase Money Loan Rate Requests; Refundings and Conversions of Advances. Company or a Designated Borrower may refund or convert any Advance of Purchase Money Loans at the Prime-based Rate or the Eurocurrency-based Rate and request the Advance of a Purchase Money Loan at the Prime-based Rate or the Eurocurrency-based Rate, but only after delivery to Agent of a Purchase Money Loan Rate Request executed by an authorized officer of Company or the applicable Designated Borrower (with the countersignature of the Company) and subject to the terms hereof and to the following:

            (a) each such Purchase Money Loan Rate Request shall set forth the information required on the Purchase Money Loan Rate Request form with respect to such Purchase Money Loan, including without limitation:

                      (i) the proposed date of the refunding or conversion of the Advances, which must be a Business Day;

                      (ii) whether the Advance is a refunding or conversion of any outstanding Advances; and

                      (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the Interest Period applicable thereto.

            (b) each such Purchase Money Loan Rate Request shall be delivered to Agent by 12 Noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11 a.m. on the proposed date of Advance;

            (c) the principal amount of such Advance of a Purchase Money Loan or Loans, plus the amount of any other Advances of Purchase Money Loans to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Three Hundred Fifty Thousand Dollars ($350,000), or the remaining principal balance outstanding under all Purchase Money Loans funded prior thereto, whichever is less and (ii) in the case of a Eurocurrency-based Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000), or a larger whole dollar multiple;

            (d) no Advance shall have an Interest Period ending after the Purchase Money Loan Maturity Date, and, notwithstanding any provision hereof to the contrary, Company or the applicable Designated Borrower shall be required to select Interest Periods for sufficient portions of Purchase Money Indebtedness(or maintain sufficient portions thereof as a Prime-based Advance) such that the Company or the applicable Designated Borrower may make its required principal payments hereunder (if a Call Option has been exercised), on a timely basis and otherwise in accordance with Section 2.3 above;

            (e) upon completion of the Advance there shall be no more than three
     (3) Interest Periods and Two (2) Applicable Interest Rates (including the Prime-based Rate) in effect with respect to all of the Purchase Money Loans then outstanding; and

            (f) a Purchase Money Loan Rate Request, once delivered to Agent, shall not be revocable by Company or the applicable Designated Borrower.

Each selection of an Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be rebuttably presumptive evidence thereof, absent demonstrable error.

     2.8C Purchase Money Loan Certifications. Each Purchase Money Loan Initial Request and Purchase Money Loan Rate Request shall constitute and include a certification by the Company or the applicable Designated Borrower as of the date thereof that:

            (a) both before and after the Advance so requested, the obligations of the Company and its Subsidiaries set forth in this Agreement and the other Purchase Money Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company, its Subsidiaries and the Designated Borrowers, as the case may be;

            (b) all conditions to Advances of the applicable Purchase Money Loan or Purchase Money Loans have been satisfied, and shall remain satisfied to the date of the Advance (both before and after giving effect to such Advance);

            (c) there is no Default or Event of Default in existence, and none will exist upon the making of the applicable Advance (both before and after giving effect to such Advance);

            (d) the representations and warranties contained in this Agreement and the other Purchase Money Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the applicable Advance (both before and after giving effect to such Advance);

            (e) the execution of the applicable Purchase Money Loan Initial Request or Purchase Money Loan Rate Request will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries; and

            (f) Company or the applicable Designated Borrower, as the case may be, requesting such Advance has good and marketable title to the particular machinery, equipment or fixtures or other fixed assets to be funded with the proceeds of such Advance or will acquire such good and marketable title concurrently upon the making of the Advance with respect thereto, subject to no liens, claims, security interests or encumbrances.

Each Purchase Money Loan Initial Request or Purchase Money Loan Rate Request, as the case may be, shall be accompanied by such documents, instruments and other materials required hereunder or otherwise necessary to evidence satisfaction of all conditions to the applicable Advance or Advances of a specified Purchase Money Loan or Purchase Money Loans.

     2.8D Failure to Refund or Convert. In the event the Company shall fail with respect to any Advance of a Purchase Money Loan or Loans (other than a Prime-based Advance) to timely exercise its option to refund or convert such Advance in accordance with this Section 2.8 (and such Advance has not been paid in full on the last day of the Interest Period applicable thereto according to the terms hereof) the principal amount of such Advance which has not been prepaid shall be automatically converted to a Prime-based Advance.

     2.9    Disbursement of Advances.

            (a) Upon receiving a Purchase Money Loan Initial Request from Company or a Designated Borrower in compliance with Sections 2.1, 2.8A and 2.8B hereof, together with such other documents and instruments required thereunder, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available to Agent the amount of its Percentage of the Advance in immediately available funds, as follows:

                      (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                      (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 Noon (the time of the Agent's Correspondent) on the date of such Advance.

            (b) Subject to receipt of the Purchase Money Loan Initial Requests, as applicable, and such other documents and instruments referred to in
     Section 2.9(a) hereof (without exceptions noted in the compliance certifications therein), Agent shall make available to Company or the applicable Designated Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds:

                      (i) for Advances in respect of Purchase Money Loans which refund prior purchases of machinery, equipment, fixtures or other fixed assets, not later than 4:00 p.m. (Detroit time, or the time of the Agent's Correspondent, as the case may be) on the date of such Advance by deposit to an account of the Company or the applicable Designated Borrower maintained with Agent, or Agent's Correspondent, as the case may be, or to such other account or third party as Company or the applicable Designated Borrower may reasonably direct;

                      (ii) in connection with all other Advances to purchase machinery, equipment, fixtures or other fixed assets hereunder, not later than 4:00 p.m. (Detroit time or the time of the Agent's Correspondent, as the case may be) on the date of such Advance, directly to the vendor of such fixed assets.

            (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any

     Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to Company or the applicable Designated Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company or the applicable Designated Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company (and the applicable Designated Borrower), as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or the applicable Designated Borrower to the date such amount is recovered by Agent, at a rate per annum equal to:

                      (i) in the case of such Bank, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                      (ii) in the case of Company, the rate of interest then applicable to the Purchase Money Loans.

     The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

     2.10 No Prepayment or Reduction of Commitment by Company. Unless and until the Company has duly and irrevocably terminated the Revolving Credit Agreement, and all of its obligations thereunder and under the other Loan Documents (as such term is defined in the Revolving Credit Agreement) (or does so concurrently therewith), the Company shall not be entitled to prepay all or any portion of the Purchase Money Indebtedness, and the Banks shall have no obligation whatsoever to accept any such prepayment. Nor shall Company or any Designated Borrower be entitled to reduce the amount of the Purchase Money Loan Aggregate Commitment available to be advanced hereunder. Notwithstanding the foregoing however, if on the proposed date of prepayment there are no outstanding Advances under the Revolving Credit Agreement and the Company has maintained such Advances at zero (0) for a period of not less than thirty (30) consecutive days through the proposed date of prepayment, then the Company may, subject to
Article 8 and the other terms and conditions hereof, prepay all or any portion of the Purchase Money Indebtedness outstanding at such time and the Banks shall accept such prepayment.

     2.11 Termination or Reduction of Commitment by Banks. At any time and from time to time, and whether or not a Default or Event of Default has occurred and is continuing, the Majority Banks may elect, by written notice to the Company, to terminate the Banks' commitment to fund Purchase Money Loans under Section
2.1 hereof which then remains unfunded, provided that any Purchase Money Loans funded prior to the effective date of such termination shall not be affected by termination of such commitment. Termination shall be effective immediately upon the giving of notice by Agent (at the direction of with the concurrence of the Majority Banks) to Company and the Designated Borrowers.

     2.12 Purpose. Purchase Money Loans shall be available, subject to the terms hereof, to fund the purchase of machinery, equipment, fixtures and other fixed assets by the Company and the Designated Borrowers or refinancings of such purchases pursuant to Section 2.1(d) hereof.

     3. CONDITIONS. The obligations of Banks to make Advances or loans pursuant to this Agreement are subject to the following conditions, provided however that Sections 3.1 through 3.10 below shall only apply to the initial Advances or loans hereunder:

     3.1 Execution of Purchase Money Notes, this Agreement and the other Purchase Money Loan Documents. The Company (on or before the Effective Date), each Guarantor and the Designated Borrowers (prior to requesting any Advance hereunder), as applicable, shall have executed and delivered to the Agent for the account of each Bank, the Purchase Money Notes and this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Purchase Money Loan Documents, and, as applicable, this Agreement and the other Purchase Money Loan Documents shall be in full force and effect.

     3.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of the Company, each of the Designated Borrowers (prior to requesting any Advance hereunder) and each Guarantor evidencing approval of this Agreement, the Purchase Money Notes and the other Purchase Money Loan Documents to which such Person is a party and (if applicable) authorizing the execution and delivery thereof and the borrowing of Advances hereunder; (ii) (A) certified copies of the Company's, each Designated Borrower's and each Guarantor's articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) certificates of good standing for Company, the Designated Borrowers and the Guarantors satisfying the requirements set forth in Section 6.2 of the Revolving Credit Agreement, as applicable.

     3.3 Perfection of Liens Under Purchase Money Collateral Documents. In addition, the Agent shall have received, concurrently with or prior to the making of any Purchase Money Loan hereunder, proof that appropriate financing statements, collateral and other documents covering such collateral, have been executed and delivered by the appropriate parties and recorded, registered or filed in such jurisdictions and such other steps have been taken as necessary to perfect the security interests or other liens granted thereby.

     3.4 Representations and Warranties. The representations and warranties made by the Company, the Designated Borrowers, the Guarantors and any other party to any of the Purchase Money Loan Documents under this Agreement or any of the other Purchase Money Loan Documents (excluding the Agent and the Banks), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

     3.5 Compliance with Certain Documents and Agreements. The Company, the Designated Borrowers and the Guarantors (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Purchase Money Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

     3.6 Opinion of Counsel. The Company, the Designated Borrowers and the Guarantors shall have furnished Agent with signed copies for each Bank (and addressed to each of the Banks) opinions of counsel given upon the express instructions of the Company, the Designated Borrowers and the Guarantors, dated as of the applicable dates of delivery thereof, and covering such matters as required by and otherwise satisfactory in form and substance to the Agent and each of the Banks.

     3.7 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions of paragraphs 3.1, 3.4, 3.5 and 3.10(a) through (c) hereof have been fully satisfied.

     3.8 Payment of Agent's and Other Fees. Company shall have paid to the Agent all fees, costs and expenses required hereunder.

     3.9 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

     3.10 Continuing Conditions. Subject to the terms hereof, the obligations of the Banks to make any of the Advances or loans under this Agreement shall be subject to the following continuing conditions:

            (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);

            (b) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of the Company and its Subsidiaries, taken as a whole, from December 31, 1996, except changes in the ordinary course of business (including without limitation the information set forth in the Consolidated financial statements of the Company and its Subsidiaries as of December 31, 1996), or any subsequent December 31st, if the Agent determines, with the concurrence of the Majority Banks, based on the Company's financial statements for such subsequent fiscal year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph to the date of the proposed Advance hereunder;

            (c) The representations and warranties contained in this Agreement and the other Purchase Money Loan Documents are true and correct in all material respects as of the making of the applicable Advance; and

            (d) All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory, regulatory or decisional law applicable hereto) shall be satisfactory to counsel to Agent and counsel to each of the Banks.

     4.     REPRESENTATIONS AND WARRANTIES

     Each of the Company and the Designated Borrowers ratify, confirm and by reference thereto, represent and warrant to Agent and the Banks with respect to themselves and with respect to this Agreement those matters set forth in Sections 7.1 through 7.20, inclusive, of the Revolving Credit Agreement (and, for purposes of this Agreement, but not otherwise, each reference in the Revolving Credit Agreement to the Loan Documents shall include the Purchase Money Loan Documents), and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement.

     5.     INCORPORATION OF COVENANTS OF REVOLVING CREDIT
AGREEMENT; ADDITIONAL COVENANTS

     5.1 Incorporation of Covenants in Credit Agreement. For the benefit of the Banks, Company and the Designated Borrowers shall comply with all covenants contained in the Revolving Credit Agreement, as fully as though such covenants were set forth herein in their entirety. The provisions of the Revolving Credit Agreement, as amended, modified restated, or supplemented from time to time according to the terms thereof, and subject to any waiver or consent granted by the Majority Banks or the Banks, as the case may be, thereunder, are incorporated herein by reference in accordance with the foregoing and shall remain in full force and effect for the benefit of the Banks, notwithstanding any termination of the Revolving Credit Aggregate Commitment after the date hereof.

     5.2 Required Appraisals; and Reductions of Purchase Money Indebtedness.

            (a) Commencing on June 1, 1999, and on June 1st of every third year thereafter and, at the sole discretion of the Majority Banks, more frequently if an Event of Default has occurred and is continuing so long as this Agreement remains in effect, Company shall deliver or cause to be delivered to the Agent (with copies for each of the Banks) a personal property appraisal in form and substance satisfactory to the Majority Banks performed by an appraiser satisfactory to Agent and the Majority Banks (and addressing such matters as Agent or the Majority Banks shall specify in writing from time to time to the Company) covering each item of the Collateral and setting forth, among other things, the "forced sale value" thereof. In addition, subject to the consent of its insurance carriers (and any appraisers retained by such insurance carriers), Company shall deliver or cause to be delivered to Agent (with copies for each of the Banks), promptly upon Company's receipt thereof, copies of any insurance appraisals performed from time to time. The appraisals required hereunder shall be delivered at the sole expense of the Company.

            (b) In addition, in the event of the receipt by Company, any Designated Borrower or any other Subsidiary of the proceeds of any sale, condemnation, insurance, loss or casualty of or affecting any item of Collateral (or any other proceeds of any kind or nature in respect thereof), the amount of such proceeds shall be immediately paid to Agent, for application by Agent against the Purchase Money Loan used to fund the acquisition of such item of Collateral, in the order and manner as determined by the Majority Banks in their sole discretion.

     5.3 Additional Reporting and Indemnification. In addition to the report and other information required to be provided under Section 8.3 of the Revolving Credit Agreement, Company shall be obligated to provide promptly, and in form to be satisfactory to Agent and the requesting Bank or Banks, such other information as Agent or any of the Banks (acting through Agent) may reasonably request from time to time with respect to the purchase of any machinery, equipment, fixtures or other fixed assets, or with respect to the Collateral, this Agreement or the other Purchase Money Loan Documents. Furthermore, Company and each of the Designated Borrowers shall also indemnify and save Agent and each of the Banks (and their respective officers, directors, agents, employees and other representatives) harmless from all reasonable loss, cost, damage, liability or other expenses, including reasonable attorney fees and disbursements, incurred by Agent and each of the Banks with respect to this Agreement and the other Purchase Money Loan Documents on the same basis and to the full extent as set forth in Section 8.11 of the Revolving Credit Agreement for the Revolving Credit Agreement and the other Loan Documents (as defined therein).

     5.4 Joinder of Future Significant Domestic Subsidiaries. Company shall (a) cause each Domestic Subsidiary which becomes a Significant Domestic Subsidiary (as determined under Section 8.17 of the Revolving Credit Agreement) to promptly (but in any event within thirty days of the date such Domestic Subsidiary becomes a Significant Domestic Subsidiary) execute and deliver to Agent, for and on behalf of each of the Banks, a joinder agreement whereby such Significant Domestic Subsidiary becomes obligated as a Guarantor under the Purchase Money Guaranty (in the form of joinder agreement attached thereto) and (b) cause each Significant Domestic Subsidiary which becomes a Designated Borrower after the date hereof, concurrently with the delivery by such Designated Borrower of Notes hereunder, to execute and deliver to Agent, for and on behalf of the Banks, a joinder agreement whereby such Designated Borrower becomes obligated as a Debtor under the Purchase Money Security Agreement (in the form of joinder agreement attached thereto), together, in the case of clauses (a) and (b) hereof, as applicable, with such financing statements and other supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

     5.5 Disposition of Collateral. Notwithstanding the provision of Section 9.3 of the Revolving Credit Agreement, the Company shall not sell, lease, transfer, relocate or dispose of any of the Collateral except as expressly permitted under the Purchase Money Loan Documents.

     6.     DEFAULTS

     6.1 Events of Default. Any of the following events is an "Event of Default":

            (a) non-payment when due of the principal or interest under any of the Purchase Money Notes issued hereunder in accordance with the terms thereof, and in the case of interest payments, continuance thereof for three (3) Business Days;

            (b) default in the payment of any money by Company or any of the Designated Borrowers under this Agreement (other than as set forth in subsection (a), above), within three (3) days of the date the same is due and payable;

            (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Purchase Money Loan Documents by any party thereto or the occurrence of any other default or event of default, as the case may be, hereunder or thereunder;

            (d) any representation or warranty made by Company or any of the Designated Borrowers herein or in any instrument submitted pursuant hereto or by any other party to the Purchase Money Loan Documents proves untrue in any material adverse respect when made or deemed made;

            (e) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company, the Designated Borrowers or any Guarantor set forth in any of the other Purchase Money Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

            (f) any provision of the Purchase Money Guaranty shall at any time for any reason cease to be valid and binding and enforceable against the Company or any of the Guarantors, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the Guarantors shall deny that it has any or further liability or obligation under the Purchase Money Guaranty, or the Purchase Money Guaranty shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby; or

            (g) the occurrence of an Event of Default under the Revolving Credit Agreement or the other Loan Documents.

     6.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, if directed to do so by the Majority Banks, declare any commitment of the Banks to lend hereunder immediately terminated; (b) the Agent shall, if directed to do so by the Majority Banks, declare the entire unpaid principal Purchase Money Indebtedness, including the Purchase Money Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and each of the Designated Borrowers; (c) upon the occurrence of any Event of Default specified in Section 10.1 (l) of the Revolving Credit Agreement and notwithstanding the lack of any declaration by Agent under preceding clause (b) hereof, the entire unpaid principal Purchase Money Indebtedness, including the Purchase Money Notes, shall become automatically due and payable; and (d) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Purchase Money Loan Documents or law.

     6.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

     6.4 Waiver by Company and the Designated Borrowers of Certain Laws; WAIVER OF JURY TRIAL. To the extent permitted by applicable law, Company and the Designated Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Purchase Money Notes, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH AGENT OR THE BANKS (OR ANY OF THEM), ON ONE HAND, AND THE COMPANY OR THE DESIGNATED BORROWERS (OR ANY OF THEM), ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER PURCHASE MONEY LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

     6.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section
9.13 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of the Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company and each of the Designated Borrowers expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

     7.     PAYMENTS, RECOVERIES AND COLLECTIONS; MARGIN
ADJUSTMENTS.

     7.1    Payment Procedure.

            (a) All payments by Company and/or by the Designated Borrowers of principal of, or interest on, the Purchase Money Notes or of fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226 or, in the case of Eurocurrency-based Advances, at Agent's Eurocurrency Lending Office. Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds, of all amounts received by it for the account of such Bank.

            (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or a Designated Borrower is due that the Company or such Designated Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company or the applicable Designated Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If the Company or such Designated Borrower has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Domestic Advances, the Federal Funds Effective Rate, as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

            (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

            (d) All payments to be made by the Company or any of the Designated Borrowers under this Agreement or any of the Purchase Money Notes shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or manner as determined by the Majority Banks (subject, however, to the applicable Percentages of the Purchase Money Indebtedness held by each of the Banks), next, to any other Purchase Money Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Designated Borrowers, as the case may be. The application of such proceeds and other sums to the Purchase Money Notes shall be based on each Bank's Percentage of the aggregate Purchase Money Indebtedness.

     7.2 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Purchase Money Notes in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Purchase Money Notes, such Bank shall purchase from the other Banks such participations in the Purchase Money Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentages with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     7.3 Setoff. In addition to and not in limitation of any rights of any Bank or other holder of any of the Purchase Money Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the Purchase Money Indebtedness under the Purchase Money Notes and without notice or demand of any kind, have the right to set-off, appropriate and apply to the payment of the Purchase Money Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company or any of the Designated Borrowers then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Purchase Money Notes owing to it shall be subject to the provisions of Section
7.3 hereof.

     7.4 Margin Adjustments. Adjustments to the Applicable Margin, based on
Schedule 5.1 to the Revolving Credit Agreement shall be implemented as follows:

                      (i) Such adjustments to the Applicable Margin shall be given prospective effect only, effective (A) as to all Prime-based Advances outstanding hereunder, immediately upon the required date of delivery of the financial statements required to be delivered under Section 8.3(b) and 8.3(c) of the Revolving Credit Agreement establishing applicability of the appropriate adjustments, if any, and (B) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the required date of delivery of the latest of such financial statements required to be delivered thereunder during such Interest Period(s), as applicable, in each case with no retroactivity or claw-back.

                      (ii) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon the delivery of quarterly financial statements demonstrating any change in the Funded Debt Ratio established under the Revolving Credit Agreement, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

     8.     CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

     8.1 Reimbursement of Prepayment Costs. If Company or any of the Designated Borrowers (a) makes any payment of principal with respect to any Eurocurrency-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or (b) converts or refunds (or attempts to convert or refund), any such Advance, or (c) fails to borrow, refund or convert any Eurocurrency-based Advance after notice has been given by Company or such Designated Borrower to Agent in accordance with the terms hereof requesting such Advance, or (d) fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance when due, then Company and the applicable Designated Borrower shall reimburse Agent and Banks, as the case may be on demand for any resulting loss, cost or expense incurred by Agent or any of the Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and such Banks, as the case may be, shall have funded or committed to fund such Advance, but excluding loss of the Applicable Margin. Such amount payable by Company and the applicable Designated Borrower to Agent and Banks, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement (excluding the Applicable Margin, if any), over (ii) the amount of interest (as reasonably determined by Agent and or any of the Banks, as the case may be) which would have accrued to Agent or such Bank(s), as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though each such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and the applicable Bank(s) shall deliver to Company a certificate setting forth in reasonable detail the basis for determining such losses, costs and expenses, which certificate shall be rebuttably presumptive evidence thereof, absent demonstrable error.

     8.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

     8.3 Circumstances Affecting Eurocurrency-based Rate. If with respect to any Interest Period Agent shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent or such Bank for such Interest Period, then Agent shall forthwith give notice thereof to the Company and the applicable Designated Borrower. Thereafter, until Agent notifies Company and the applicable Designated Borrower that such circumstances no longer exist,
(i) the obligation of Banks to make Eurocurrency-based Advances, and the right of Company or any Designated Borrower to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) the Company and the applicable Designated Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance, together with accrued interest thereon, any amounts payable under Sections 8.1 and 8.4, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company or the applicable Designated Borrower notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

     8.4 Laws Affecting Eurocurrency-based Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter, (a) the obligations of Banks to make Eurocurrency-based Advances and the right of Company or any Designated Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter Company or the applicable Designated Borrower may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

     8.5 Increased Cost of Eurocurrency-based Advances. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

            (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Purchase Money Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Purchase Money Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

            (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance or any of the Purchase Money Notes;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Purchase Money Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement or under the Purchase Money Notes in respect of a Eurocurrency-based Advance, whether with respect to Advances to Company or to any of the Designated Borrowers, then such Bank shall promptly notify Agent and Agent (or such Bank, as aforesaid) shall promptly notify Company and the applicable

Designated Borrowers of such fact and demand compensation therefor and, within thirty (30) days after such notice, Company and the applicable Designated Borrowers agree to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company and the applicable Designated Borrowers of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause Company or Designated Borrower to incur additional liability under Sections 8.1 and 8.6 hereof, provided that Agent shall incur no liability whatsoever to the Banks, Company or any of the Designated Borrowers in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be presumed to be correct, save for demonstrable error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

     8.6 Indemnity. The Company and each of the Designated Borrowers will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or the applicable Designated Borrower to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company or the applicable Designated Borrower to borrow, refund or convert on a date specified therefor in a
Request for Advance or (c) due to any payment, prepayment or conversion of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or the applicable Designated Borrower with respect to a deposit obtained by the Agent or any of the Banks in order to fund such Advance to the Company or to the applicable Designated Borrower. The Agent's and each Bank's, as applicable, calculations of any such loss or expense shall be furnished to the Company in reasonable detail and shall be presumed correct, absent demonstrable error.

     8.7 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 8.5 hereof, shall require that the Banks' commitments to fund Purchase Money Loans hereunder or any other Purchase Money Indebtedness or commitment under this Agreement or any of the other Purchase Money Loan Documents be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the Banks or any corporation controlling such Banks, as the case may be (or shall increase the amount of capital required under such law, as of the date hereof, to be so maintained), the Agent, in consultation with the Banks, shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to assess new fees or increase the existing fees payable to the Agent, for the benefit of the Banks, under this Agreement, which in the opinion of the Agent (in consultation with the Banks), will adequately compensate the Banks for the costs associated with such change in law. If such new fees or increased fees are approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the other fees, if applicable, payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed new or increased fees. If the Company and the Agent are unable to agree on such fees within thirty (30) days from the date of the notice to the Company, the Company shall have the option (subject to the terms hereof), exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate any commitments to fund Purchase Money Loans hereunder, or other commitments if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent (in consultation with the Banks) fail to agree on such fees and (b) the Company fails to give timely notice that it has elected to exercise its option to terminate any commitments to fund Purchase Money Loans hereunder or other commitments, if applicable, as set forth above, then any commitments to fund Purchase Money Loans hereunder and/or such other commitments shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

     9.     AGENT

     9.1 Appointment of Agent. Each Bank and the holder of each Purchase Money Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Purchase Money Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any of the Designated Borrowers under this Agreement or the other Purchase Money Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company or the Designated Borrowers, pro rata according to such Bank's Percentage, but excluding any such expenses resulting from Agent's gross negligence or willful misconduct. Agent shall not be required to take any action under the Purchase Money Loan Documents, or to prosecute or defend any suit in respect of the Purchase Money Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     9.2 Deposit Account with Agent. Company and each of the Designated Borrowers may, by written notice to Agent, authorize Agent to charge their respective general deposit accounts, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same shall become due and payable under the terms of this Agreement or the Purchase Money Notes.

     9.3 Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the other Purchase Money Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 9 (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, or to make any inquiry respecting the performance by Company, any of its Subsidiaries or the Designated Borrowers of their respective obligations hereunder or thereunder. Nor shall Agent have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

     9.4 Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (consisting of Co-Agent, or of any other Bank or financial institution satisfactory to such Majority Banks and, provided that no Default or Event of Default has occurred and is continuing, to Company, such approval of Company not to be unreasonably withheld or delayed) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring or removed Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     9.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Purchase Money Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.

     9.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company, the Designated Borrowers and their respective Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

     9.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company or any of the Designated Borrowers pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries or the Designated Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company, its Subsidiaries or the Designated Borrowers.

     9.8 Nature of Agency. The appointment of Agent as agent hereunder is for the convenience of Banks, Company and the Designated Borrowers in making Advances of Purchase Money Loans and any other Purchase Money Indebtedness of Company or the Designated Borrowers hereunder, and collecting fees and principal and interest on the Purchase Money Indebtedness. No Bank is purchasing any Purchase Money Indebtedness from Agent and this Agreement is not intended to be, and shall not constitute, a purchase or participation agreement.

     9.9 Actions; Confirmation of Agent's Authority to Act in Event of Default. Subject to the terms and conditions of this Agreement (including without limitation any required approval or direction of the Majority Banks or Banks, as applicable, to be obtained by or given to Agent hereunder) Agent, in its capacity as Agent, is hereby expressly authorized to act in all litigation by or against Agent and in all other respects as the representative of the Banks to the full extent of any approval or direction of the Majority Banks or the Banks, as applicable, obtained by or given to Agent hereunder. Without necessarily accepting service of process or designating Agent to do so in its stead, each Bank hereby agrees with each other Bank and with Agent, but without intending to confer or conferring any rights on any other party, (a) that it shall be bound by any litigation brought by or against Agent by the Company, any Subsidiary, any of the Designated Borrowers or any other party in connection with the Purchase Money Indebtedness or any other rights, duties or obligations arising hereunder or under this Agreement or the other Purchase Money Loan Documents and
(b) that it now irrevocably waives the defense of procedural impediment or failure to name or join such Bank as an indispensable party. In conducting such litigation hereunder on behalf of the Banks, Agent shall at all times be indemnified by the Banks as provided herein. Agent shall undertake to give each Bank prompt written notice of any litigation commenced against Agent and/or the Banks with respect to this Agreement or the other Purchase Money Loan Documents or any matter referred to herein or therein.

     9.10 Authority of Agent to Enforce Purchase Money Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement (including without limitation any required approval or direction of the Majority Banks or the Banks, as applicable, to be obtained by or given to the Agent hereunder), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Purchase Money Notes, this Agreement and the other Purchase Money Loan Documents and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Designated Borrowers or each such party's creditors or affecting each such party's properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Purchase Money Notes, this Agreement or the other Purchase Money Loan Documents, but in each case only to the extent of any required approval or direction of the Majority Banks or the Banks, as applicable, obtained by or given to the Agent hereunder.

     9.11 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company or the Designated Borrowers, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Purchase Money Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.

     9.12 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

     9.13 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Purchase Money Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice (subject to the requirement that amendments, waivers or consents under Section 10.11 hereof be made in writing by the Majority Banks or all of the Banks, as applicable), or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

     9.14 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Purchase Money Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this

Agreement and the other Purchase Money Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Purchase Money Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Purchase Money Loan Documents in violation or contravention of any express direction or instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Purchase Money Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action).

     9.15 Co-Agent. Harris Bank has been designated by the Company as "Co-Agent" under this Agreement. Other than its rights and remedies as a Bank hereunder, Co-Agent shall have no administrative, collateral or other rights or responsibilities, provided, however, that Co-Agent shall be entitled to the benefits afforded to Agent under Sections 9.5 and 9.6 hereof.

     10.    MISCELLANEOUS

     10.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

     10.2 Consent to Jurisdiction. The Company and each of the Designated Borrowers hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Purchase Money Loan Documents and the Company and each of the Designated Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Designated Borrowers irrevocably appoints the Company as its agent for service of process. The Company and each of the Designated Borrowers irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or any of the Designated Borrowers or any of its or their property in the courts of any other jurisdiction. The Company and each of the Designated Borrowers hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

     10.3 Law of Michigan. This Agreement, the Purchase Money Notes and the other Purchase Money Loan Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except to the extent that the Uniform Commercial Code, other personal property law or real property law of a jurisdiction where Collateral is located is applicable and except as and to the extent expressed to the contrary in any of the Purchase Money Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.4 Interest. In the event the obligation of the Company or the Designated Borrowers to pay interest on the principal balance of any of the Purchase Money Notes is or becomes in excess of the maximum interest rate which the Company or any of the Designated Borrowers is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     10.5 Closing Costs; Other Costs. Each of the Company and the Designated Borrowers, jointly and severally, shall pay or reimburse (a) Agent for payment of, on demand, all reasonable closing costs and expenses, including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans or advances contemplated hereby, or in connection with any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Purchase Money Loan Documents, or any amendment thereof requested by Company or any of the Designated Borrowers, and (b) Agent and each of the Banks, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Purchase Money Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by Agent and, after the occurrence and during the continuance of an Event of Default, by the Banks, in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company or any of the Designated Borrowers, or otherwise incurred by Agent and the Banks in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with

Company and the Designated Borrowers hereunder or otherwise, shall also be paid by Company and each of the Designated Borrowers. All of the amounts required to be paid by Company and Designated Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus two percent (2%).

     10.6 Notices. Except as otherwise provided herein, all notices or demands hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail, postage prepaid, certified mail, and addressed to the parties as set forth on the signature pages of this Agreement and to each of the Designated Borrowers at the Company's address. Any notice or demand given to the Company hereunder shall be deemed given to each of the Designated Borrowers, whether or not said notice or demand is addressed to or received by such Designated Borrowers.

     10.7 Further Action. Company and each of the Designated Borrowers, from time to time, upon written request of Agent, will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be reasonably required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Purchase Money Notes, according to the intent and purpose herein and therein expressed.

     10.8   Successors and Assigns; Assignments and Participations.

            (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Designated Borrowers and the Banks and their respective successors and assigns.

            (b) The foregoing shall not authorize any assignment by Company or any of the Designated Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

            (c) The Company, the Designated Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Purchase Money Loan Documents to any commercial bank, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any such sale, transfer, assignment, participation or pledge to any Federal Reserve Bank ("Federal Reserve Transfer"). The Company and each of the Designated Borrowers authorize each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company and the Designated Borrowers which has been delivered to such Bank pursuant to this

Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 10.13 hereof.

            (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Purchase Money Loan Documents (other than any Federal Reserve Transfer) shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form of Exhibit N to the Revolving Credit Agreement (with appropriate conforming modifications and insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                      (i) each assignment shall cover all of the Purchase Money Notes issued by Company and the Designated Borrowers hereunder to the assigning Bank (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Purchase Money Note and shall also cover all Notes and other Indebtedness under the Revolving Credit Agreement;

                      (ii) any assignment hereunder may be made only concurrently with a permitted assignment of the Indebtedness under the Revolving Credit Agreement and the percentage of the Purchase Money Indebtedness assigned hereunder shall be the same percentage as the percentage of Indebtedness being concurrently assigned under the Revolving Credit Agreement; and

                      (iii) no assignment shall violate any "blue sky" or other securities law of any jurisdiction or shall require the Company, the Designated Borrowers or any other Person to file a registration statement or similar application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction.

In connection with any such assignment, Company, the Designated Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Purchase Money Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Purchase Money Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment and the Assignment Agreement, but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Purchase Money Loan Documents. It is acknowledged and agreed by the parties hereto that any Bank which makes a Federal Reserve Transfer shall remain fully obligated hereunder.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company and the Designated Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Purchase Money Note(s), new Purchase Money Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Purchase Money Indebtedness retained by the assigning Bank, to the extent applicable, new Purchase Money Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company and each of the Designated Borrowers, and applicable Agent, the Banks and the Company and the Designated Borrowers acknowledge and agree that any such new Purchase Money Note(s) shall be given in renewal and replacement of the surrendered Purchase Money Notes and shall not effect or constitute a novation or discharge of the Purchase Money Indebtedness evidenced by any surrendered Purchase Money Note, and each such new Purchase Money Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Purchase Money Notes, Agent shall prepare and distribute to Company, the Designated Borrowers and each of the Banks a revised Exhibit C to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

            (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

                      (i) such Bank shall remain the holder of its Purchase Money Notes hereunder, notwithstanding any such participation;

                      (ii) except as expressly set forth in this Section 10.8(e) with respect to rights of setoff and the benefits of Section 8 hereof, a participant shall have no direct rights or remedies hereunder;

                      (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                      (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and Designated Borrowers relating to the Purchase Money Notes and the other Purchase Money Loan

                              Documents, including, without limitation, the right to proceed against any of the Guarantors, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by
                              Section 10.11(a) through (e) and (h) hereof
                              (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, the Designated Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder), and shall otherwise be in form satisfactory to Agent.

Company and the Designated Borrowers each agrees that each participant shall be deemed to have the right of setoff under Section 7.4 hereof in respect of its participation interest in amounts owing under this Agreement and the other Purchase Money Loan Documents to the same extent as if the Purchase Money Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 7.3 hereof and that each participant shall be entitled to the benefits of Section 8 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Designated Borrowers, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Purchase Money Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

            (f) Nothing in this Agreement, the Purchase Money Notes or the other Purchase Money Loan Documents expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Purchase Money Notes or the other Purchase Money Loan Documents.

     10.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

     10.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     10.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Purchase Money Loan Document, or consent to any departure by the

Company or any of the Designated Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or signed by the Agent at the direction of the Majority Banks), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks (or signed by the Agent at the direction of all the Banks), do any of the following: (a) subject any of the Banks to any additional obligations, (b) reduce the principal of, or interest on, the Purchase Money Notes or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Purchase Money Notes or any fees or other amounts payable hereunder, (d) waive any Event of Default specified in or grace period provided under Sections 6.1(a) or 6.1(b) hereof, (e) release or defer the granting or perfecting of a lien or security interest in any Collateral or release any Guarantor, any indemnity or similar undertaking provided by any Person, except as shall be otherwise expressly provided in this Agreement or any other Purchase Money Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Purchase Money Loan Document, (g) change the aggregate unpaid principal amount of the Purchase Money Notes which shall be required for the Banks or any of them to take any action under this Agreement or any other Purchase Money Loan Document, (h) change the definition of "Majority Banks" or (i) change this Section 10.11, and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Purchase Money Loan Document, all references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

     10.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank or Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Purchase Money Loan Documents or any amendment or modification hereto or thereto, or supplement hereof or thereof, the Company and each of the Designated Borrowers, jointly and severally, agrees to pay the same, together with any interest or penalties thereon (unless the failure to pay such tax on a timely basis is not due to the action or inaction of the Company or any of its Subsidiaries) and agrees to hold the Agent and the Banks harmless with respect thereto.

     10.13 Confidentiality. Each Bank agrees that without the prior consent of Company, it will not disclose (other than to its employees, to another Bank or to its auditors or counsel) any information with respect to the Company or any of its Subsidiaries or any of the Designated Borrowers which is furnished pursuant to the terms and conditions of this Agreement or any of the other Purchase Money Loan Documents or which is designated (in writing) by Company or any of the Designated Borrowers to be confidential; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to the Company, (b) as may be required in any report, statement or testimony submitted to, or in respect of any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Purchase Money Notes, as aforesaid.

     10.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or any of the Designated Borrowers, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or any of the Designated Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Company or the Designated Borrower, as applicable, to make any payment under this Agreement or the other Purchase Money Loan Documents without any withholding for or on the account of any tax under Section 7.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, whether under this Agreement or any of the other Purchase Money Loan Documents or otherwise, or whether under or in connection with any transactions not related to the transactions contemplated hereby.

     10.15 Effective Upon Execution. This Agreement shall become effective upon the Effective Date, and shall remain effective until the Purchase Money Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding. By execution of the aforesaid Purchase Money Notes, the Designated Borrowers shall become obligated hereunder.

     10.16 Severability. In case any one or more of the obligations of the Company or any of the Designated Borrowers under this Agreement, the Purchase Money Notes or any of the other Purchase Money Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or the Designated Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or the Designated Borrowers under this Agreement, the Purchase Money Notes or any of the other Purchase Money Loan Documents in any other jurisdiction.

     10.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     10.18 Construction of Certain Provisions. If any provision of this Agreement or any of the other Purchase Money Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     10.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

     10.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Purchase Money Loan Documents made herein or in any of the other Purchase Money Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Purchase Money Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company and the Designated Borrowers set forth in Section 8.8 hereof (together with any other indemnities of the Company or the Designated Borrowers contained elsewhere in this Agreement or in any of the other Purchase Money Loan Documents) and of Banks set forth in Section 10.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Purchase Money Indebtedness and the termination of any commitments to make Advances hereunder.

     10.21 Complete Agreement; Amendment and Restatement. This Agreement, the Purchase Money Notes, any requests for Advances hereunder, the other Purchase Money Loan Documents and any agreements, certificates, or other documents given to secure the Purchase Money Indebtedness, and the Revolving Credit Agreement and the other Loan Documents (as defined therein), to the extent referenced herein or applicable hereunder, contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and none of the parties hereto shall be bound by anything not expressed in writing.


                                *     *     *

                   [Signatures follow on succeeding pages]

     WITNESS the due execution hereof as of the day and year first above written.


COMPANY:                           AGENT:

WALBRO CORPORATION                 COMERICA BANK, As Agent



By:/s/ Michael A. Shope            By: /s/ Mark B. Grover
   -------------------------          -------------------------
Its: Chief Financial Officer       Its: Vice President
    and Treasurer
    ------------------------           ------------------------

6242 Garfield Street               One Detroit Center
Cass City, MI 48726                500 Woodward Avenue
Attention: Michael A. Shope        9th Floor MC3265
Fax No. (517) 872-2301             Detroit, Michigan 48226
                                   Attention: Mark B. Grover
                                   Fax No. (313) 222-3776


                                   BANKS:

                                   COMERICA BANK



                                   By:/s/ Mark B. Grover
                                      ------------------------
                                   Its: Vice President
                                       -----------------------


                                   HARRIS TRUST AND SAVINGS BANK



                                   By:/s/ Jeffrey C. Nicholson
                                      ------------------------
                                   Its: Vice President
                                       -----------------------


     (First Signature Page to Purchase Money Loan Agreement)

                                   NATIONAL CITY BANK



                                   By: /s/ Carlton M. Faison
                                      ------------------------
                                   Its: Vice President
                                       -----------------------



                                   THE BANK OF TOKYO-MITSUBISHI
                                   LTD., CHICAGO BRANCH



                                   By: /s/ Hajime Watanabe
                                      ------------------------
                                   Its: Deputy General Manager
                                       -----------------------


                                   THE BANK OF NEW YORK



                                   By: /s/ William Barnum
                                      ------------------------
                                   Its: Vice President
                                       -----------------------


                                   SOCIETE  GENERALE



                                   By: /s/ Joseph A. Philbin
                                      -----------------------
                                   Its: Vice President
                                       -----------------------




     (Second Signature Page to Purchase Money Loan Agreement)

                                   COOPERATIVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK B.A.

                                   "RABOBANK NEDERLAND", NEW
                                   YORK BRANCH



                                   By: /s/ David J. Thompson
                                      ---------------------------
                                   Its: Vice President
                                       --------------------------

                                   And By: /s/ W. Pieter C. Kodde
                                          -----------------------
                                   Its: Vice President
                                       --------------------------


























     (Third Signature Page to Purchase Money Loan Agreement)

                           SCHEDULE 2.1

Purchase Money Loans to be funded on the Effective Date, including description (with other identifying information) of Machinery, Equipment, Fixtures or other Fixed Assets to be purchased with proceeds of Purchase Money Loan on the Effective Date

(1)  $154,437.50 Purchase Money Loan to Walbro Automotive Corporation

     Collateral:    Coordinate Measuring Machine
                    Serial No. 014108004

     Purchase Price:       $   220,625
     (x)  Advance Rate             .70
                           -----------

     Loan Amount:          $154,437.50

     Location:           Meriden, Connecticut (Fixture Filing)


(2)  $146,797.00 Purchase Money Loan to Walbro Automotive Corporation

     Collateral:    HPM Model H400-32 Injection Molding Machine
                    (400 ton)
                    Serial No. 96429

     Purchase Price:       $208,727.20
     (x)  Advance Rate             .70
                           -----------

     Loan Amount:          $146,109.00

     Location:           Meriden, Connecticut (Fixture Filing)

(3)  $2,551,000 Purchase Money Loan to Walbro Automotive Corporation

     Collateral:    5th Krupp Kautex KBS2-241D Robot Machine Serial No.
                    64-450-003 (with mounting frame and other accoutrements)

     Purchase Price:     DM 6,632,783.29 @ DM 1.82/$1.00 [$3,644,386]
     (x)  Advance Rate                                           .70
                         --------------------------------------------
     Loan Amount:        $2,551,000

     Location:           Ossian, Wells County, Indiana  (Fixture Filing)

                                    EXHIBIT A

                              FORM OF NOTICE OF AND
                       PURCHASE MONEY LOAN INITIAL REQUEST


No.                                                           Dated:___________

TO:  Comerica Bank ("Agent")

RE: Walbro Corporation Purchase Money Loan Agreement dated as of August ___, 1997 by and among Walbro Corporation (the "Company"), the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Purchase Money Loan Agreement")

     [The Company][The undersigned Designated Borrower, with the countersignature of Company], pursuant to Sections 2.1 and 2.8A of the Purchase Money Loan Agreement, requests a Purchase Money Loan from the Banks, as follows:

     A. Attached hereto as Attachment I is a list of the specific machinery, equipment, fixtures or other fixed assets to be purchased with the proceeds of the requested Purchase Money Loan ("Collateral"), together with, for each item on the list:

          1.   a description thereof, (including serial number(s));

          2.   sales brochures or other sales literature, if any;

          3.   the proposed invoice or purchase order;

          4.   proposed location after acquisition thereof of each such item;

          5. whether such item may be affixed to real estate or otherwise become a fixture under applicable law and the legal description of the applicable real estate (together with ownership information as to property owner(s) and/or mortgagees and titlework in connection with such property) to which such item may become affixed); and

          6. completed UCC-1 and (if applicable) UCC-2 financing statements, as required to perfect on each item on list.

     B. The proposed Purchase Price [net of any discounts, shipping, installation or other similar charges, and excluding capitalized interest or finance charges] for the machinery, equipment, fixtures or other fixed assets listed on Attachment I: $_____________.

                        .

     C.   70% of proposed Purchase Price:  $____________________.

     D.   Amount of Purchase Money Loan requested (which shall equal item C):
          $________, to be disbursed as follows:


          [ ]  Comerica Bank Account No. ______________

          [ ]   Other:
                      _________________________________

     C. Requested funding date (which shall be at least twenty (20) but not more than sixty (60) Business Days after the date of this Request (the "Funding Date")):______________


     II. In furtherance of the foregoing, the undersigned [Company] [Designated Borrower with countersignature of Company] represents, warrants and certifies to the matters specified in Section 2.8C of the Purchase Money Loan Agreement and to the matters specified in Section I of this Request.

     Furthermore, the undersigned Company or Designated Borrower, as the case may be, hereby pledges, assigns and transfers to Agent, for the benefit of the Banks, and grants to Agent for the benefit of the Banks, a security interest in, and a lien on the machinery, equipment, fixtures and/or fixed assets described on Attachment I hereto, and all proceeds thereof, to the extent such undersigned has (or will acquire) any rights, title or interest therein, all in accordance with the terms and conditions of the Purchase Money Security Agreement to secure the requested Purchase Money Loan and the associated Purchase Money Indebtedness.

     Upon the funding by the Banks of the requested Purchase Money Loan in accordance with Section 2.1 of the Purchase Money Loan Agreement, this Purchase Money Loan Initial Request shall constitute the grant of a security interest and lien on the specific collateral described on Attachment 1 hereto, and the proceeds and products thereof, all on the terms and conditions set forth in the Purchase Money Security Agreement, which terms and conditions shall be incorporated by reference herein; provided, however that the following terms as used in this Request (after the incorporation by reference of the terms and conditions of the Purchase Money Security Agreement) shall have the following meanings: the term "Collateral" shall mean the machinery, equipment, fixtures and fixed assets listed on Attachment I hereto and all substitutions therefor, and all proceeds and all products thereof, including insurance proceeds; the term "Purchase Money Loan Initial Request" shall mean this Purchase Money Loan Initial Request; and the term "Purchase Money Loan" shall be the "Purchase Money Loan" requested pursuant to this Purchase Money Loan Initial Request.

     Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Purchase Money Loan Agreement.

                              WALBRO CORPORATION


                              By:_________________________________________

                              Its:________________________________________

                              [Designated Borrower]


                              By:_______________________________________

                              Its:________________________________________


Acknowledged and Accepted
as of____________________   , 199__

COMERICA BANK, as Agent


By:________________________________

Its:________________________________

[To be signed by Agent upon funding of the Purchase
Money Loan]

                           Attachment I
                                to
               Purchase Money Loan Initial Request

1. Describe Collateral, including serial numbers or attach a description and attach sales brochures as sales incentive (if any) and invoice or purchase order

2.   Location of Collateral:__________________________________________

3. Will then become affixed to real estate

   [ ] yes, may become a fixture

   [ ] no, will not become a fixture

4. If yes to number 3, attach legal description of real estate, ownership information (as to owners and mortgagees) and titlework.

                           EXHIBIT B-1


                       PURCHASE MONEY NOTE
                            [COMPANY]

$___________________                                        August ___, 1997


     On or before the Purchase Money Loan Maturity Date, FOR VALUE RECEIVED, Walbro Corporation, a Delaware corporation ("Company"), promises to pay to the order of [insert Bank] ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America, the sum of [Insert Amount derived from Percentages] Dollars ($___________), or so much as said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to the Walbro Corporation Purchase Money Loan Agreement dated as of August ___, 1997, made by and among the Company, certain Designated Borrowers and certain banks signatory thereto, including the Bank, and Comerica Bank, as Agent for such banks, as the same may be amended or otherwise modified from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

     Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note is a note under which advances (including refundings and conversions), may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Agreement.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.


                              WALBRO CORPORATION



                              By:_________________________________

                              Its:________________________________

                                   EXHIBIT B-2

                               PURCHASE MONEY NOTE

                             (Designated Borrowers)


$_______________________                                     August ___, 1997



     On or before the Purchase Money Loan Maturity Date, FOR VALUE RECEIVED,[___ _________________] [Designated Borrower] ("Borrower"), promises to pay to the order of [Insert Bank] ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America so much of the sum of [insert amount derived from Percentages] Dollars ($ ), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Walbro Corporation Purchase Money Loan Agreement dated as of August ___, 1997, made by and among Walbro Corporation, the Designated Borrowers, including the Borrower, and certain banks signatory thereto, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended or otherwise modified from time to time ("Agreement"), together with interest thereon as hereinafter set forth.

     By executing and delivering this Note to Bank, [   ] hereby assumes and
agrees, with respect to all Advances to it hereunder, to be bound by all of the terms and conditions of the Agreement as fully as though such terms and conditions were set forth herein.

     Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note is a note under which advances (including refundings and conversions), may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Agreement.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.


                              [__________________________________ ]



                              By:___________________________________

                              Its:__________________________________

                                    EXHIBIT C



             BANKS                                        PERCENTAGES

Comerica Bank                                                33.32%


Harris Trust and Savings Bank                                14.81%


National City Bank                                           11.11%


Societe Generale                                             10.19%


The Bank of Tokyo Mitsubishi,                                10.19%
Ltd.


Rabobank Nederland                                           10.19%


The Bank of New York                                         10.19%


                        Total                                  100%

                                    EXHIBIT D

                       FORM OF PURCHASE MONEY RATE REQUEST

No.______________________                                 Dated:_____________

To:  Comerica Bank - Agent

RE: Walbro Corporation Purchase Money Loan Agreement dated as of August ____, 1997 by and among Walbro Corporation (the "Company"), the Designated Borrowers, the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Purchase Money Loan Agreement")

     Pursuant to the Purchase Money Loan Agreement, the [Company] [Designated Borrower] in accordance with Section 2.8B of the Purchase Money Loan Agreement, hereby requests that the Banks refund or convert, as applicable, an Advance of the Purchase Money Loan from Banks to the undersigned, as follows:

     A.   Date of requested Refund or Conversion of Advance:____________________
_____

     B.   Amount of Advance:

          $____________________


     C.   Type of Activity:

          1.   Refunding         []
          2.   Conversion        []

     D.   Interest Rate:

          1.   Prime-based Rate          []
          2.   Eurocurrency-based Rate   []

     E.   Interest Period (for Eurocurrency-based Advances only):

          1.   One (1) Month             []
          2.   Two (2) Months            []
          3.   Three (3) Months          []

     The Company certifies to the matters specified in Section 2.8C of the Agreement.

     F.   Defined Terms

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Purchase Money Loan Agreement.

Dated this_________day of____________, 199__.


                              WALBRO CORPORATION



                              By:_____________________________

                              Its:_____________________________



                              [DESIGNATED BORROWER]



                              By:_____________________________

                              Its:_____________________________

                                    EXHIBIT E

                           FORM OF CALL OPTION NOTICE


                                                            Dated:_____________

TO:   [Walbro Corporation]
      [Designated Borrower]

From: Comerica Bank ("Agent")

Re: Walbro Corporation Purchase Money Loan Agreement dated as of August ___, 1997 by and among Walbro Corporation (the "Company"), the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Purchase Money Loan Agreement"). Capitalized terms used herein but not otherwise defined are used herein as in Purchase Money Loan Agreement


Ladies and Gentlemen:

     Pursuant to Section 2.3 of the Purchase Money Loan Agreement, the Majority Banks hereby notify you that they are exercising their Call Option in connection with the Purchase Money Indebtedness specified below:


----------------------------------------------------------------------------------------
Date and initial Amount of      Amount of such Loan           Amount of such Loan being
Purchase Money Loan             outstanding on the date of    called by this Call Notice
                                Call Notice

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------











     The Purchase Money Indebtedness specified above shall become due and payable within thirty (30) days following your receipt of this Call Notice. The Majority Banks shall, unless they otherwise elect, apply sums received from you in connection with this Call Notice as follows:

--------------------------------------------------------------------------------
Purchase Money Loan                                  Amount to be repaid
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     This Call Option Notice shall be subject to the terms and conditions of the Purchase Money Loan Agreement.


                              Very truly yours,

                              COMERICA BANK, as Agent



                              By:____________________________________

                              Its:___________________________________